UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2005

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.02 Results of Operations and Financial Condition.

and

Item 7.01. Regulation FD Disclosure.

On May 10, 2005, Marchex, Inc. (the “Marchex”) issued a press release regarding its financial results for the quarter ended March 31, 2005 which was furnished to the Securities and Exchange Commission on a Current Report on Form 8-K (the “Earnings Release”).

The Earnings Release contains certain non-GAAP measures of financial performance and liquidity, including but not limited to operating income before amortization (“OIBA”) and adjusted OIBA (“Adjusted OIBA”). Marchex is hereby providing another non-GAAP financial measure, adjusted earnings per share (“Adjusted EPS”). Marchex’s Adjusted EPS was $0.08 per share for the quarter ended March 31, 2005 compared to $0.02 per share for the same period in 2004. The most directly comparable GAAP financial measure of earnings per share (“EPS”) was $0.01 per share for the quarter ended March 31, 2005 and a net loss of $(0.11) per share for the same period in 2004. The required reconciliations (the “Supplemental Financial Information”) are attached hereto as Exhibit 99.1.

Financial analysts and investors may use Adjusted EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company’s operating performance compared to that of other companies in its industry.

Adjusted EPS represents Adjusted Net Income divided by weighted average fully diluted shares outstanding for Adjusted EPS purposes. Adjusted Net Income generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income available to common shareholders plus: (1) stock based compensation expense, (2) amortization of acquired intangible assets, (3) acquisition-related retention consideration, (4) facility-relocation expense, (5) preferred stock dividends and (6) other income (expense). Adjusted EPS includes dilution from options and warrants per the treasury stock method and includes the weighted average number of all potential common shares relating to convertible preferred stock and restricted stock. Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Adjusted Net Income and Adjusted EPS have the same limitations as OIBA and Adjusted OIBA.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA which excludes both acquisition-related retention consideration, as management views this as part of the earn-out incentives related to the Enhance Interactive acquisition transaction, and a facility relocation expense. Both of these considerations are viewed as non-recurring in nature with the facility relocation expense recognized in calendar year 2004 and the earn-out consideration related to calendar year 2004. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for or superior to GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Supplemental Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2005	MARCHEX, INC.

	By:	/s/ Michael A. Arends
	Name:	Michael A. Arends
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental Financial Information.